DRAFT Exhibit (c)(4) Project Sting Presentation to the Board of Directors of Sting July 25, 2023 STRICTLY PRIVATE & CONFIDENTIAL

DRAFT Presentation Basis ▪ This presentation was prepared on a confidential basis exclusively for the benefit and use of the Board of Directors of Sting (the “Company”). This presentation is subject to the assumptions, qualifications and limitations set forth herein. This presentation is for discussion purposes only. It is not a recommendation as to how any Board member should vote, and does not carry any right of publication or disclosure. Neither this presentation nor any of its contents may be used for any other purpose without the prior written consent of Needham & Company, LLC. ▪ The information contained in this material is based on information obtained from the Company and other sources. Needham & Company, LLC has relied upon the accuracy and completeness of the foregoing information and has neither attempted to verify independently nor assumed responsibility for verifying any of such information. Any financial estimates and projections contained herein have been prepared by management or are based upon such estimates and projections, and involve numerous and significant subjective determinations, which may or may not be correct, and we have assumed that such estimates and projections have been reasonably prepared on bases reflecting the best currently available estimates and judgments of management or represent reasonable estimates. No representation or warranty, expressed or implied, is made as to the accuracy or completeness of such information and nothing contained herein is, or shall be relied upon as, a promise or representation, whether as to the past or the future. This material was not prepared for use by readers not as familiar with the business and affairs of the Company as the Board of Directors of the Company and, accordingly, Needham & Company, LLC takes no responsibility for the accompanying material when used by persons other than the Board of Directors. ▪ Nothing contained herein should be construed as tax, accounting, or legal advice. NEEDHAM & COMPANY STRICTLY PRIVATE & CONFIDENTIAL 1

DRAFT Table of Contents Section 1 Selected Public Companies Analysis Section 2 Selected Transactions Analysis NEEDHAM & COMPANY STRICTLY PRIVATE & CONFIDENTIAL 2

DRAFT Selected Public Companies Analysis NEEDHAM & COMPANY STRICTLY PRIVATE & CONFIDENTIAL 3

DRAFT

Selected Public Companies Analysis – Margin Data

($ in millions)

Company	Last Twelve Months			LTM Margin Analysis		'23E / '24E	'24E / '25E	CY '24E	CY '25E
	Revenue	Gross Profit	Adjusted EBITDA	Gross Profit	Adjusted EBITDA	Revenue Growth	Revenue Growth	Adj. EBITDA Margin	Adj. EBITDA Margin
Selected Companies									
MaxLinear (1)	$ 1,104.8	$ 635.5	$ 327.2	57.5%	29.6%	9.8%	21.8%	30.2%	30.9%
Nordic Semiconductor (2)	693.1	375.9	148.6	54.2%	21.4%	22.1%	20.9%	17.3%	20.0%
Qorvo (3)	3,569.4	1,296.9	627.6	36.3%	17.6%	26.9%	8.6%	24.9%	26.8%
Semtech (4)	790.9	452.3	119.6	57.2%	15.1%	17.3%	(11.2)%	18.5%	NA
Silicon Labs (3)	1,037.1	640.6	223.4	61.8%	21.5%	10.9%	18.8%	19.7%	24.2%
Skyworks (1)	5,121.9	2,416.9	2,217.3	47.2%	43.3%	7.7%	4.5%	41.2%	46.3%
ST life.augmented (3)	16,829.0	7,786.0	6,667.0	46.3%	39.6%	3.3%	6.5%	35.9%	37.7%
synaptics (5)	1,604.2	880.8	591.3	54.9%	36.9%	28.6%	3.0%	25.8%	30.1%
u-blox (6)	653.9	321.5	176.2	49.2%	26.9%	(0.2)%	(0.9)%	19.2%	20.6%
Mean				51.6%	28.0%	14.0%	8.0%	25.9%	29.6%
Median				54.2%	26.9%	10.9%	6.5%	24.9%	28.4%

Notes:

Source: SEC filings; Company filings, Bloomberg consensus estimates

Adjusted EBITDA excludes the impact of stock-based compensation expense, and one-time expenses

1. Last twelve month figures reflect the period ending March 31, 2023
2. Last twelve month figures reflect the period ending June 30, 2023
3. Last twelve month figures reflect the period ending April 1, 2023
4. Last twelve month figures reflect the period ending April 30, 2023
5. Last twelve month figures reflect the period ending March 25, 2023
6. Last twelve month figures reflect the period ending December 31, 2022

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DRAFT

Selected Public Companies Analysis – Multiples Data

($ in millions, except per share values)

Company	Stock Price 7/24/2023	Market Value	Enterprise Value	Enterprise Value / Revenues LTM	Enterprise Value / Revenues CY '23E	Enterprise Value / Revenues CY '24E	Enterprise Value / Revenues CY '25E	Enterprise Value / Adj. EBITDA LTM	Enterprise Value / Adj. EBITDA CY '23E	Enterprise Value / Adj. EBITDA CY '24E	Enterprise Value / Adj. EBITDA CY '25E
Selected Companies											
MaxLinear (1)	$ 33.60	$ 3,039	$ 2,934	2.7x	3.6x	3.2x	2.7x	9.0x	14.9x	10.8x	8.6x
Nordic Semiconductor (2)	14.37	2,780	2,528	3.6x	4.0x	3.2x	2.7x	17.0x	28.7x	18.7x	13.4x
Qorvo (3)	106.75	10,742	11,981	3.4x	3.7x	3.0x	2.7x	19.1x	40.7x	11.9x	10.2x
Semtech (4)	27.58	1,812	3,027	3.8x	3.2x	2.7x	3.0x	25.3x	21.6x	14.6x	NA
Silicon Labs (3)	155.85	5,180	4,558	4.4x	4.5x	4.1x	3.4x	20.4x	22.9x	20.7x	14.2x
Skyworks (1)	112.59	18,189	19,119	3.7x	4.0x	3.7x	3.6x	8.6x	10.0x	9.0x	7.7x
ST life.augmented (3)	50.60	46,302	44,514	2.6x	2.6x	2.5x	2.3x	6.7x	7.2x	6.9x	6.2x
synaptics (5)	89.40	3,819	3,864	2.4x	3.7x	2.9x	2.8x	6.5x	17.9x	11.1x	9.2x
u-blox (6)	108.95	809	725	1.1x	1.0x	1.0x	1.0x	4.1x	4.5x	5.0x	4.7x
Mean				3.1x	3.3x	2.9x	2.7x	13.0x	18.7x	12.1x	9.3x
Median				3.4x	3.7x	3.0x	2.7x	9.0x	17.9x	11.1x	8.9x

Notes:

Market statistics reflect closing stock prices on July 24,2023

Source: SEC filings; Company filings, Bloomberg consensus estimates

Adjusted EBITDA excludes the impact of stock-based compensation expense, one-time expenses and restructuring expense

Figures marked 'NM' correspond to amounts which are greater than 100x; figures marked 'NEG' correspond to amounts which are less than 0; figures marked 'NA' correspond to unavailable or insufficient data

1. Last twelve month figures reflect the period ending March 31, 2023
2. Last twelve month figures reflect the period ending June 30, 2023
3. Last twelve month figures reflect the period ending April 1, 2023
4. Last twelve month figures reflect the period ending April 30, 2023
5. Last twelve month figures reflect the period ending March 25, 2023
6. Last twelve month figures reflect the period ending December 31, 2022

NEEDHAM & COMPANY STRICTLY PRIVATE & CONFIDENTIAL 5

DRAFT Selected Transactions Analysis NEEDHAM & COMPANY STRICTLY PRIVATE & CONFIDENTIAL 6

DRAFT Selected Transactions Analysis ($ in millions) Announce Close Equity Enterprise Enterprise Value / Enterprise Value / NTM Revenue (1) Date Date Acquirer Target Value ($M) LTM Revenue NTM Revenue Growth Value ($M) (2) 9/30/2022 3/3/2023 $ 151 $ 101 1.1x 1.6x (33.2)% (3) 8/2/2022 1/12/2023 1,279 1,241 2.3x 1.8x 27.5% (4) 8/30/2021 12/2/2021 564 434 3.4x 3.0x 15.3% (5) 5/25/2021 8/26/2021 436 372 1.1x 1.0x 11.5% (5) 2/8/2021 8/30/2021 5,887 5,591 4.2x 3.9x 9.5% (6) 2/20/2020 6/29/2020 440 458 3.9x 3.2x 22.8% (7) 6/2/2019 4/16/2020 9,154 9,730 4.0x 4.4x (9.1)% (8) 3/27/2019 6/19/2019 1,053 917 4.2x 3.6x 15.8% 3/7/2019 5/31/2019 45 45 1.5x NA NA Mobile Communications Business (9) 9/10/2018 3/29/2019 6,667 6,817 7.8x 7.1x 9.5% 6/29/2018 9/14/2018 44 25 0.8x NA NA 5/9/2018 5/9/2018 35 35 2.7x NA NA High 7.8x 7.1x 2 7.5% Mean 3.1x 3.3x 7 .7% Median 3.1x 3.2x 1 1.5% Notes: Low 0.8x 1.0x (33.2)% Source: SEC filings, public filings, Company press releases, Bloomberg consensus estimates, 451 Research 1. Equity value used as a proxy for enterprise value when balance sheet information not available 6. Next twelve month figures reflect the period ending December 31, 2020 2. Next twelve month figures reflect the period ending September 30, 2023 3. Next twelve month figures reflect the period ending June 30, 2023 7. Next twelve month figures reflect the period ending March 31, 2020 4. Next twelve month figures reflect the period ending September 30, 2022 8. Next twelve month figures reflect the period ending December 31, 2019 9. Next twelve month figures reflect the period ending July 1, 2019 5. Next twelve month figures reflect the period ending December 31, 2021 NEEDHAM & COMPANY STRICTLY PRIVATE & CONFIDENTIAL 7

DRAFT

Selected Transactions Premiums Analysis

Announce Date		Close Date	Acquirer	Target	Offer Price	Offer Price Premium to VWAP: 1-Day	5-Days	30-Days	45-Days
9/30/2022	(1)	3/3/2023	FNOF Precious Honour Ltd.	O2Micro International	$ 5.00	46.5%	38.3%	24.9%	23.0%
8/2/2022	(2)	1/12/2023	Semtech	Sierra Wireless	39.88	26.4%	38.1%	29.3%	30.9%
8/30/2021	(3)	12/2/2021	Synaptics	DSP Group	22.00	19.6%	24.6%	35.9%	38.3%
5/25/2021	(4)	8/26/2021	DBAY Advisors	Telit Communications	2.30	28.7%	28.7%	29.3%	28.9%
2/8/2021	(5)	8/30/2021	Renesas Electronics	Dialog Semiconductor	67.50	21.9%	25.1%	34.7%	40.7%
2/20/2020	(6)	6/29/2020	Dialog Semiconductor	Adesto Technologies	12.55	59.5%	62.2%	53.6%	54.2%
6/2/2019	(7)	4/16/2020	Infineon Technologies	Cypress Semiconductor	23.85	55.2%	54.4%	46.3%	47.9%
3/27/2019	(8)	6/19/2019	ON Semiconductor	Quantenna Communications	24.50	17.9%	18.6%	26.0%	33.6%
9/10/2018	(9)	3/29/2019	Renesas Electronics	Integrated Device Technology	49.00	29.7%	29.7%	36.8%	38.9%
6/29/2018	(10)	9/14/2018	Adesto Technologies	Echelon	8.50	103.7%	102.0%	101.0%	101.1%
75th Quartile						**53.1%**	**50.4%**	**43.9%**	**46.1%**
Mean						**40.9%**	**42.2%**	**41.8%**	**43.7%**
Median						**29.2%**	**33.9%**	**35.3%**	**38.6%**
25th Quartile						**23.1%**	**26.0%**	**29.3%**	**31.6%**

Notes:

Source: Company Press Releases, FactSet Research Systems

Offer price premium calculated as the percentage difference of the offer price over the volume weighted average price over the 1-, 5-, 30- and 45- and trading day periods before the last unaffected trading day of the stock's price

1. O2Micro's last unaffected full-day of trading is March 11, 2022
2. Sierra Wireless' last unaffected full-day of trading is July 29, 2022
3. DSP Group's last unaffected full-day of trading is August 27, 2021
4. Telit Communications' last unaffected full-day of trading is November 2, 2020
5. Dialog's last unaffected full-day of trading is February 5, 2021
6. Adesto's last unaffected full-day of trading is February 19, 2020
7. Cypress' last unaffected full-day of trading is May 28, 2019
8. Quantenna's last unaffected full day of trading March 27, 2019
9. Integrated Device Technologies last unaffected full-day of trading is August 30, 2018
10. Echelon's last unaffected full-day of trading is June 28, 2018

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